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                                                                  EXHIBIT 10.3.1

                                First Amendment
                                     to the
                   Amended and Restated Employment Agreement
                                       of
                              Richard E. Stoddard

     This FIRST AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT OF RICHARD E. STODDARD ("First Amendment") is made and entered into as of January 6, 2000, by and between RICHARD E. STODDARD ("Employee") and KAISER VENTURES INC. ("Kaiser").

                                   Recitals

     A. Employee is currently employed by Kaiser as Chairman of the Board, Chief Executive Officer and President and has an existing Amended and Restated Employment Agreement with Kaiser dated effective January 15, 1998 (the "Employment Agreement"); and

     B. Employee and Kaiser have mutually agreed to the modification of certain provisions of the Employment Agreement and therefore Employee and Kaiser desire to amend the Employment Agreement solely as provided herein.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendment of Paragraph 11 of Employment Agreement. Paragraph 11 of the Employment Agreement is hereby amended as follows:

          (a)  Subparagraph 11.b.  Subparagraph 11.b. of the Employment
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     Agreement is hereby deleted in its entirety and the following new subparagraph 11.b. is substituted therefore:

               "b. any acquisition of common stock by a person or "group" (as defined in section 13(d) of the Securities Exchange Act of 1934), resulting in the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) by that person or group of more than 35% of the capital stock of Kaiser."

          (b)  Subparagraph 11.c.  Subparagraph 11.c of the Employment Agreement
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     is hereby deleted in its entirety an the following new subparagraph 11.c.
     is substituted therefore:

               "c. following the date of this Amendment there has been an aggregate of net assets with a cumulative value that exceeds the greater of (i) $30,000,000 or (ii) 30% of the net equity of Kaiser at the time of the distribution (whether by dividend or repurchase of stock) distributed to any one or more Kaiser shareholders."

          (c)  Addition of Subparagraphs 11.d. and 11.e.  Paragraph 11 of the
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     Employment Agreement is amended by the addition of the following new subparagraphs:

               "d. During any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors of

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          the Company, cease for any reason, to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director has been approved at the time of such election or nomination by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

               e. The Board of Directors or any designated committee determines, in its sole discretion, that any person (such as that term is used in Sections 13(d) and 14(d) of the Exchange
          Act) directly or indirectly exercises a controlling influence over the management or policies or the Company."

     2. Amendment of Paragraph 12 of the Employment Agreement. Subparagraph 12.c. of the Employment Agreement is hereby deleted in its entirety, except for that portion of the paragraph commencing with "then, at Employee's option---" and ending with the words "Paragraph 13 below," and the following new portion of Subparagraph 12.c. is substituted therefor:

               "c. Any failure to provide Employee with compensation and benefits in the aggregate on terms that are materially less favorable than those enjoyed by Employee under this Agreement immediately prior to a Material Change, or the subsequent taking of any action that would materially reduce Employee's compensation and benefits in effect at the time of the Material Change."

     3. Amendment of Paragraph 13 of the Employment Agreement. Paragraph 13 of the Employment Agreement is hereby amended as follows:

          (a)  Subparagraph 13.a.  The phrase "as measured by the preceding
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     year's bonus" in subparagraph 13.a. is hereby deleted in its entirety and the following new phrase is substituted therefore in Subparagraph 13.a.:
     "as measured by Employee's average percentage bonus over the past five years (or such lesser period of time during which Employee was eligible to receive a bonus)."

          (b)  Subparagraph 13.b.  The word "one" in Subparagraph 13.b. is
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     hereby deleted and replaced with the word "two" and the phrase "averaged over the two (2) immediately preceding years" is replaced with the phrase "as measured by Employee's average percentage bonus over the past five years (or such lesser period of time during which Employee was eligible to receive a bonus)."

          (c)  Subparagraph 13.c. The word "will" in Subparagraph 13.c is hereby
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     deleted and replaced with the word "with," such that the end of
     Subparagraph 13.c reads "in proportion to shares owned together with all other shareholders."

          (d)  Additional Paragraph.  Paragraph 13 of the Employment Agreement
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     is hereby amended by the addition of the following paragraph at the end of the current Paragraph 13.

               "For purposes of this Agreement, "average percentage bonus over the past five years" shall mean the average percentage bonus received by Employee for the five years preceding the year of termination (or for such lesser period in which bonus payments were received) as applied to the Employee's current annual base salary."

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     3.   Amendment of Paragraph 15.  Paragraph 15 of the Employment Agreement
is hereby deleted in its entirety and the following new Paragraph 15 is substituted therefore:

          Termination Without Cause.  In the event Kaiser elects to terminate
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     Employee's employment without cause (as defined below) during the term of this Agreement, then Kaiser agrees to pay Employee an amount equal to two year's annual base salary (based on Employees then current annual base salary) and continue to provide and pay its portion of all of Employee's health, welfare, insurance and other benefits for a period of twenty-four
     (24) months following the date of termination, including Kaiser's portion of any retirement and deferred compensation plan such as Kaiser's 401(k) plan. During such twenty-four (24) month period, Employee shall be entitled to exercise his stock options as to any then vested, including any options vesting within that two year period, as provided in the next sentence, notwithstanding any other applicable provision contained in any option agreement. In addition to the foregoing related to stock options, with respect to any restricted stock or other stock related incentives, Employee shall continue to vest in such securities for a period of two years following termination. If Employee is terminated before or after a Material Change as provided in Paragraph 12, Employee shall receive the additional severance compensation provided in Paragraph 13.

     4. Amendment of Paragraph 16. Paragraph 16 of the Employment Agreement is hereby amended by deleting the reference to "ninety (90) days" and substituting therefore "one hundred twenty (120) days."

     5. Amendment of Paragraph 18. Paragraph 18 of the Employment Agreement is hereby amended by deleting the reference to "ninety (90) days" and substituting therefore "one hundred twenty (120) days."

     6    Ratification of Employment Agreement as Amended. The Employment
Agreement is not amended in any respect except as expressly provided herein, and the Employment Agreement as amended by this First Amendment is hereby ratified and approved in all respects

     7    Governing Law.  This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Employment Agreement to be effective as of the day and year first written above not withstanding the actual date of signature.

"Employee"                             Kaiser"
Richard E. Stoddard                    Kaiser Ventures Inc.


/s/ Richard E. Stoddard                By: /s/ James F. Verhey
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Richard E. Stoddard                        James F. Verhey, Executive Vice
                                           President & Chief Financial Officer


                                       By: /s/ Todd G. Cole
                                           -------------------------------------
                                           Todd G. Cole, Chairman of the
                                           Human Relations Committee

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